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                                                                   EXHIBIT 10.20


                     AMENDED EXECUTIVE RETIREMENT AGREEMENT


         THIS AMENDED RETIREMENT AGREEMENT (this "Agreement") is entered into effective the 17th day of January 2003 by and between Wackenhut Corrections Corporation ("Company") and John G. O'Rourke ("Executive"), or collectively, "the Parties", and supersedes and replaces any prior written retirement agreement between the Parties.

         WHEREAS, Executive and Company previously entered into an Executive Retirement Agreement dated March 7, 2002 (the "March 7 Retirement Agreement"), whereby, INTER ALIA, the Executive is to receive certain payments and benefits upon a Change in Control (as defined by incorporated reference in the March 7 Retirement Agreement); and

         WHEREAS, The Wackenhut Corporation (TWC), a company listed on the New York Stock Exchange and majority owner of Company, and Group 4 Falck, a Danish company registered on the Copenhagen Exchange, completed a merger of TWC with a subsidiary of Group 4 Falck, which merger constituted a Change of Control under the terms of the March 7 Retirement Agreement; and

         WHEREAS, the Executive and Company wish to amend the March 7 Retirement Agreement and replace the March 7 Retirement Agreement with this Agreement in order to facilitate the continued employment of Executive under restructured terms and conditions that will benefit the Company by, INTER ALIA, requiring Executive to actually retire from employment with the Company prior to receiving any retirement benefits hereunder, and by amending the retirement benefits provided hereunder to conform to those provided to TWC executives under their retirement agreements; and

         WHEREAS, Executive and Company have previously entered into an Executive Employment Agreement (the "Employment Agreement") effective March 7, 2002; and

         WHEREAS, the basic terms and conditions of this Agreement were reviewed and approved by the Board of Directors of WCC and the Compensation Committee members of the Board of Directors of WCC at a meeting held on the 20th day of December 2002;

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

         1. EMPLOYMENT. Company currently employs Executive as Senior Vice President, Chief Financial Officer & Treasurer. Executive will devote his full energy, skill and best efforts to the affairs of Company on a full-time basis.

         2. RETIREMENT DATE. Executive is first eligible to retire upon Executive's 55th birthday, which is August 1, 2005.

         3. TERMINATION. Either Company or Executive may terminate Executive's employment at any time and for any reason upon ten (10) days written notice to the other in accordance with the terms and conditions set forth in the Employment Agreement.


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         4. RETIREMENT RIGHTS FULLY VESTED. Notwithstanding the termination of
Executive's employment with the Company for any reason whatsoever, Executive's rights hereunder are fully vested.

         5. RETIREMENT PAYMENTS.

                  (a) ANNUITY FUNDING AMOUNT. Upon the later of (i) the date Executive actually retires from employment with the Company, or (ii) the Executive's 55th birthday, Company will pay to Executive an amount of money equal to the amount set forth in the following Retirement Payment Table which corresponds to the Executive's age on the date he retires. If the Executive should die after his 55th birthday but before he actually retires from the Company, the Company shall immediately pay to the Executive's Beneficiar(ies) or Estate the amount the Company would have paid to Executive had he retired immediately prior to his death. In the event of Executive's death before the Executive's 55th birthday, the Company will immediately pay to Executive's Beneficiar(ies) or Estate one-half the amount that would otherwise be paid to Executive were Executive to have retired on his 55th birthday. The amount payable under this Section 5(a) is referred to as the "Annuity Funding Amount."

                            RETIREMENT PAYMENT TABLE
                  ----------------------------------------------
                        Retirement           Annuity Funding
                            Age                   Amount
                  ------------------------ ---------------------
                            55                    1,750,000
                  ------------------------ ---------------------
                            56                    1,818,000
                  ------------------------ ---------------------
                            57                    1,889,000
                  ------------------------ ---------------------
                            58                    1,963,000
                  ------------------------ ---------------------
                            59                    2,040,000
                  ------------------------ ---------------------
                            60                    2,119,000
                  ------------------------ ---------------------
                            61                    2,202,000
                  ------------------------ ---------------------
                            62                    2,288,000
                  ------------------------ ---------------------
                            63                    2,378,000
                  ------------------------ ---------------------
                            64                    2,470,000
                  ------------------------ ---------------------
                            65                    2,567,000
                  ------------------------ ---------------------
                            66                    2,667,000
                  ------------------------ ---------------------
                            67                    2,771,000
                  ------------------------ ---------------------
                            68                    2,879,000
                  ------------------------ ---------------------
                            69                    2,992,000
                  ------------------------ ---------------------
                            70                    3,109,000
                  ------------------------ ---------------------
                        71 or older               3,230,000
                  ------------------------ ---------------------

                  (b) TAX GROSS-UP PAYMENT. In addition to the Annuity Funding Amount provided for in Section 5(a) above, the Company shall also pay to the Executive or Executive's Beneficiary(ies) or Estate, as the case may be, an amount equal to the "Tax Gross-up Payment" simultaneously with the payment of the Annuity Funding Amount. The "Tax Gross-up Payment" is an amount which will cause the remainder of (i) the sum of the Annuity Funding Amount plus the Tax



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Gross-up Payment, minus (ii) all Applicable Taxes (defined below) for which the
Executive or other recipient of the payment becomes liable as a result of payment of the Annuity Funding Amount and the Tax Gross-up Payment, to be equal to the Annuity Funding Amount prior to deduction of any Applicable Taxes imposed with respect to the Annuity Funding Amount. "Applicable Taxes" means all federal, state, local and other taxes assuming that the Executive is subject to taxation at the highest marginal rates, including income taxes, payroll taxes, excise taxes (including taxes pursuant to Internal Revenue Code Section 4999) and any other taxes, but not including any estate or gift taxes. The Tax Gross-up Payment is intended to place the Executive in the same economic position with respect to the Annuity Funding Amount that the Executive would have been in if the Applicable Taxes did not apply. For example, if the Annuity Funding Amount is $1,750,000, and the Executive is subject only to federal income tax at the rate of 35% and employment tax at the rate of 1.45%, the Tax Gross-up Amount is equal to $1,003,737.21.

         6. BENEFICIARY. The Beneficiary (or Beneficiaries) of any payments to be made after Executive's death shall be as designated by Executive and shown on Exhibit A attached hereto or such other person or persons as Executive shall designate in writing to the Company. If Executive has made no effective designation of Beneficiaries, any such payments shall be made to Executive's Estate.

         7. RESTRICTION AND NON-COMPETITION. Executive shall not for a period of two years following Executive's employment with the Company, either directly or indirectly, accept employment with, render service, assistance or advice to, own, manage, operate, control or participate in the ownership, or allow his name to be used by any competitor of the Company unless approved by the Board of Directors of the Company. Determination by the Board of Directors of the Company that Executive has engaged in any such activity shall be binding and conclusive on all parties, and in addition to all other rights and remedies which Company shall have, neither Executive nor Beneficiary shall be entitle to any payments hereunder.

         8. INSURANCE. If Company shall elect to purchase a life insurance contract to provide Company with funds to make payments hereunder, Company shall at all times be the sole and complete owner and beneficiary of such contract, and shall have the unrestricted right to use all amounts and exercise all options and privileges there under without knowledge or consent of Executive or Beneficiary or any other person, it being expressly agreed that neither Executive nor Beneficiary nor any other person shall have any right, title or interest whatsoever in or to any such contract.

         9. SOURCE OF PAYMENTS. Executive, Beneficiary and any other person or persons having or claiming a right to payments hereunder or to any interest in this Agreement shall rely solely on the unsecured promise of Company set forth herein, and nothing in this Agreement shall be construed to give Executive, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by Company or in which it may have any right, title or interest now or in the future, but Executive shall have the right to enforce his claim against Company in the same manner as any unsecured creditor.



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         10. AMENDMENT. This Agreement may be amended at any time or from time to time by written agreement of the parties.

         11. ASSIGNMENT. Neither Executive, nor Beneficiary, nor any other person entitled to payments hereunder shall have power to transfer, assign, anticipate, mortgage or otherwise encumber in advance any of such payments, nor shall such payments be subject to seizure for the payment of public or private debts, judgments, alimony or separate maintenance, or be transferable by operation of law in event of bankruptcy, insolvency or otherwise.

         12. BINDING EFFECT. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns. The Company agrees it will not be a party to any merger, consolidation or reorganization, unless and until its obligations hereunder shall be expressly assumed by its successors.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                             WACKENHUT CORRECTIONS CORPORATION


                                             /s/ George C. Zoley
                                             ----------------------------------
                                             George C. Zoley
                                             Chairman & Chief Executive Officer



                                             EXECUTIVE


                                             /s/ John G. O'Rourke
                                             ----------------------------------
                                             John G. O'Rourke
                                             Senior Vice President, Chief
                                             Financial Officer & Treasurer




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